Exhibit 5

May 8, 2026

Essential Utilities, Inc.
762 W. Lancaster Ave.
Bryn Mawr, Pennsylvania 19010-3489

RE:	Essential Utilities, Inc. - Registration Statement on Form S-3, filed on May 8, 2026, relating to the Essential Utilities, Inc. Dividend Reinvestment and Direct Stock Purchase Plan

Ladies and Gentlemen:

We have acted as counsel to Essential Utilities, Inc., a Pennsylvania corporation (the “Company”), in connection with the filing of the above-referenced Registration Statement (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “SEC”). The Registration Statement relates to the proposed offering and sale of up to 700,000 shares of common stock, par value $0.50 per share, of the Company (the “Shares”) pursuant to the Company’s Dividend Reinvestment and Direct Stock Purchase Plan (the “Plan”).

In connection with this opinion, we have examined the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of the Company’s Amended and Restated Articles of Incorporation, the Company’s Amended and Restated Bylaws, the Plan as described in the prospectus, the resolutions of the Board of Directors as of April 29, 2026 approving the Plan and the Registration Statement, and such other documents, records and other instruments as we have deemed appropriate for purposes of the opinion set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.

Based upon the foregoing, we are of the opinion that the Shares (i) have been duly authorized by the Company and, (ii) when issued and sold by the Company and delivered by the Company against receipt of the purchase price therefor, in the manner contemplated by the Registration Statement, will be validly issued, fully paid and non-assessable.

The opinions expressed herein are limited to the laws of the Commonwealth of Pennsylvania.

We hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement and to the reference to us under the caption “Experts” in the prospectus included in the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the SEC thereunder.

Very truly yours,

/s/ Ballard Spahr LLP